SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2000

                                  TALK.COM INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-26728                                   23-2827736
        -------                                  -------------
Commission File Number                 (IRS Employer Identification No.)


12020 Sunrise Valley Drive, Reston VA                     20191
-------------------------------------                    -------
(Address of principal executive offices)                (Zip Code)

                                  703-391-7500
                         ------------------------------
                         Registrant's telephone number,
                               including area code

Item 5. Other Events

     As previously reported, in connection with the acquisition by America Online, Inc. ("AOL") of 4,121,372 shares of Talk.com common stock, Talk.com agreed in its Investment Agreement with AOL to reimburse AOL for certain losses AOL may incur on the sale of any of these shares for less than $19 per share during the period from June 1, 1999 to September 30, 2000. To date, AOL has not exercised these rights to seek shortfall reimbursement from Talk.com, and, by an amendment to the Investment Agreement dated as of August 2, 2000, the reimbursement period, as described above, was extended from September 30, 2000 to September 30, 2001. A copy of the amendment is included as Exhibit 99.1 to this report. Also on August 2, 2000, Talk.com received a letter from AOL stating that AOL did not intend to exercise such right to reimbursement for shortfalls before December 31, 2000. A copy of the AOL letter is included as Exhibit 99.2 to this report.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

     99.1 Second Amendment to Investment Agreement, dated as of August 2, 2000, between Talk.com Inc. and America Online, Inc.

     99.2 Letter dated August 2, 2000 from America Online, Inc to Talk.com Inc.

                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             TALK.COM INC.

Dated:  August 3, 2000              By:    /s/ Aloysius T. Lawn, IV
                                          --------------------------
                                          Name:  Aloysius T. Lawn, IV
                                          Title: Secretary and General Counsel

                                  EXHIBIT LIST



99.1 Second Amendment to Investment Agreement, dated as of August 2, 2000, between Talk.com Inc. and America Online, Inc.

99.2 Letter dated August 2, 2000 from America Online, Inc to Talk.com Inc.